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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO THE SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934





                           HORIZON PHARMACIES, INC.
             (Exact name of registrant as specified in its charter)


                   TEXAS                                         75-2441557
         (State of incorporation                             (I.R.S. Employer
             or organization)                             Identification Number)

        275 W. Princeton Drive
           Princeton, Texas                                        75407
(Address of principal executive offices)                         (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act: none


        Securities to be registered pursuant to Section 12(g) of the Act:

                                 COMMON STOCK
                               (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Registrant's common stock, par value $.01 per share, is set forth under the caption "Description of Securities" contained in the Prospectus constituting a part of the Registration Statement on Form SB-2 (File No. 333-25257) filed under the Securities Act of 1933, as amended, and such description is incorporated herein by reference.


ITEM 2.  EXHIBITS.

         The following exhibits are filed herewith:


EXHIBIT
NUMBER                      NAME OF EXHIBIT
-------                     ---------------

 3.2*         Amended and Restated Articles of Incorporation

 3.3*         Amended and Restated Bylaws

 4.1*         Specimen Certificate of the Common Stock

10.5*         Form of Lock-Up Agreement

* To be filed with the Securities and Exchange Commission by amendment as exhibits to the Registrant's Registration Statement on Form SB-2
       (File No. 333-25257). Such exhibits are incorporated herein by reference.

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     Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

April 16, 1997                         HORIZON Pharmacies, Inc.


                                            By: /s/ RICK D. MCCORD
                                                -----------------------------
                                                Rick D. McCord
                                                President and Chief Operating
                                                Officer